Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports First Quarter 2025 Results

SYRACUSE, N.Y. — April 29, 2025 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported first quarter 2025 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://communityfinancialsystem.com/news. An archived webcast of the earnings call will be available on this site for one full year.

First Quarter 2025 Performance Summary

•	Net income of $49.6 million, or $0.93 per share, increased $0.17 per share from the prior year’s first quarter and decreased $0.01 per share from the fourth quarter of 2024

•	Operating net income[1] of $52.1 million, or $0.98 per share, increased $0.16 per share from the prior year’s first quarter and decreased $0.02 per share from the fourth quarter of 2024

•	Total revenues of $196.2 million increased $19.0 million, or 10.7%, from the prior year’s first quarter and decreased $0.1 million from the fourth quarter of 2024

•	Net interest income of $120.2 million, a new quarterly record for the Company, increased $13.2 million, or 12.4%, from the prior year’s first quarter and increased $0.2 million, or 0.2%, from the fourth quarter of 2024

•	Total non-bank financial services (employee benefit services, insurance services and wealth management services) noninterest revenues of $56.7 million, a new quarterly record for the Company, increased $4.7 million, or 9.0%, from the prior year’s first quarter and increased $0.7 million, or 1.2%, from the fourth quarter of 2024

•	Operating pre-tax, pre-provision net revenue (“PPNR”)[1] of $74.1 million, or $1.40 per share, increased $0.22 per share from the prior year’s first quarter and was consistent with the fourth quarter of 2024

•	Total ending loans of $10.42 billion decreased $11.2 million, or 0.1%, from the end of 2024 and increased $537.6 million, or 5.4%, from the end of the prior year’s first quarter

•	Total ending deposits of $13.89 billion increased $450.3 million, or 3.4%, from the end of 2024 and increased $540.0 million, or 4.0%, from the end of the prior year’s first quarter

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables included within the Company’s earnings release supplement.

Company management will conduct an investor call at 11:00 a.m. (ET) today, April 29, 2025, to discuss the first quarter 2025 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/OyoNkJ8Q5nX.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 66 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit www.communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports First Quarter 2025 Results

SYRACUSE, N.Y. — April 29, 2025

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported first quarter 2025 net income of $49.6 million, or $0.93 per share and operating net income1 of $52.1 million, or $0.98 per share.

“Our Company had very solid core operating performance for the first quarter with meaningful growth in net income, operating net income[1] and operating pre-tax, pre-provision net revenue (“PPNR”)[1] over the prior year’s first quarter. Our results were relatively consistent with the linked fourth quarter despite typical seasonal factors and higher levels of economic uncertainty, demonstrating the strength in the diversification of our four businesses,” commented Dimitar A. Karaivanov, President and CEO.

“The Company continues to execute on its focus to deliver sustainable growth and above average returns with below average risk as evidenced by our operating return on assets[1] of 1.28% in the quarter. All four of our businesses – banking, employee benefit services, insurance services and wealth management services – achieved increases in revenues and improvements in core operating performance compared to last year’s first quarter, contributing to a quarterly operating PPNR per share[1] result that increased $0.22, or 18.6%.”

First Quarter 2025 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		1st Qtr 2025	4th Qtr 2024	1st Qtr 2024	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$0.93	$0.94	$0.76	($0.01)	(1.1%)	$0.17	22.4%
	Operating Diluted Earnings Per Share[1]	0.98	1.00	0.82	(0.02)	(2.0%)	0.16	19.5%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.40	1.40	1.18	0.00	0.0%	0.22	18.6%

Return Metrics	Return on Assets	1.22%	1.21%	1.04%	-	0.01%	-	0.18%
	Operating Return on Assets[1]	1.28%	1.29%	1.11%	-	(0.01%)	-	0.17%
	Return on Equity	11.28%	11.27%	9.78%	-	0.01%	-	1.50%
	Operating Return on Equity[1]	11.84%	11.99%	10.47%	-	(0.15%)	-	1.37%

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		1st Qtr 2025	4th Qtr 2024	1st Qtr 2024	$	%	$	%
Revenues	Total Revenues	$196,248	$196,287	$177,275	($39)	(0.0%)	$18,973	10.7%
	Total Operating Revenues[1]	196,003	196,040	177,259	(37)	(0.0%)	18,744	10.6%
	Noninterest Revenues	76,036	76,314	70,285	(278)	(0.4%)	5,751	8.2%
	Total Operating Noninterest Revenues[1]	75,791	76,067	70,269	(276)	(0.4%)	5,522	7.9%
	Noninterest Revenues/Total Revenues	38.7%	38.9%	39.6%	-	(0.2%)	-	(0.9%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	38.5%	38.6%	39.4%	-	(0.1%)	-	(0.9%)

Net Interest Income and Margin	Net Interest Income	$120,212	$119,973	$106,990	$239	0.2%	$13,222	12.4%
	Net Interest Margin	3.21%	3.17%	2.95%	-	0.04%	-	0.26%
	Net Interest Margin (FTE)[1]	3.24%	3.20%	2.98%	-	0.04%	-	0.26%

Balance Sheet and Funding	Total Ending Loans	$10,421,141	$10,432,365	$9,883,500	($11,224)	(0.1%)	$537,641	5.4%
	Total Ending Deposits	13,892,047	13,441,707	13,352,022	450,340	3.4%	540,025	4.0%
	Cost of Total Deposits	1.17%	1.23%	1.14%	-	(0.06%)	-	0.03%
	Cost of Funds	1.33%	1.38%	1.31%	-	(0.05%)	-	0.02%

Risk Metrics	Annualized Loan Net Charge-Offs	0.13%	0.12%	0.12%	-	0.01%	-	0.01%
	Tier 1 Leverage Ratio	9.29%	9.19%	9.01%	-	0.10%	-	0.28%
	Loan-to-deposit ratio	75.0%	77.6%	74.0%	-	(2.6%)	-	1.0%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	191%	198%	201%	-	(7%)	-	(10%)

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

First Quarter 2025 Business Segment Results[2]					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		1st Qtr 2025	4th Qtr 2024	1st Qtr 2024	$	%	$	%
Banking and Corporate	Net interest income	$119,439	$119,218	$106,214	$221	0.2%	$13,225	12.5%
	Provision for credit losses	6,690	6,208	6,148	482	7.8%	542	8.8%
	Operating noninterest revenues	19,033	19,984	18,185	(951)	(4.8%)	848	4.7%
	Other segment expenses	85,509	83,454	78,227	2,055	2.5%	7,282	9.3%
	Adjusted income before income taxes	$46,273	$49,540	$40,024	($3,267)	(6.6%)	$6,249	15.6%

Employee Benefit Services	Segment operating revenues	$34,116	$35,582	$33,193	($1,466)	(4.1%)	$923	2.8%
	Segment expenses	20,676	21,483	20,333	(807)	(3.8%)	343	1.7%
	Adjusted income before income taxes	$13,440	$14,099	$12,860	($659)	(4.7%)	$580	4.5%

Insurance Services	Segment operating revenues	$14,270	$12,241	$11,154	$2,029	16.6%	$3,116	27.9%
	Segment expenses	10,162	11,478	10,123	(1,316)	(11.5%)	39	0.4%
	Adjusted income before income taxes	$4,108	$763	$1,031	$3,345	438%	$3,077	298%

Wealth Management Services	Segment operating revenues	$10,486	$10,376	$9,762	$110	1.1%	$724	7.4%
	Segment expenses	6,851	6,723	6,920	128	1.9%	(69)	(1.0%)
	Adjusted income before income taxes	$3,635	$3,653	$2,842	($18)	(0.5%)	$793	27.9%

2Refer to Quarterly Segment Information Reconciliations included within the “Summary of Financial Data (unaudited)” tables below for reconciliations of total segment results to consolidated Community Financial System, Inc. results.

Results of Operations

The Company reported first quarter 2025 net income of $49.6 million, or $0.93 per share. This compares to net income of $40.9 million, or $0.76 per share, for the first quarter of 2024. The $0.17 increase in earnings per share was driven by increases in net interest income and noninterest revenues and a decrease in the number of fully diluted shares outstanding, partially offset by increases in the provision for credit losses, noninterest expenses and income taxes. Comparatively, the Company’s diluted earnings per share decreased $0.01 from $0.94 per share for the linked fourth quarter of 2024, primarily due to an increase in the provision for credit losses.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected abating funding cost pressures that drove lower interest expense, along with margin expansion.

•	Net interest income in the first quarter of 2025 was $120.2 million, up $13.2 million, or 12.4%, compared to the first quarter of 2024, and up $0.2 million, or 0.2%, from the fourth quarter of 2024.
•	Net interest margin for the first quarter of 3.21% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.24% both increased 26 basis points from the first quarter of 2024. These increases were primarily the result of higher yields on interest-earning assets and a higher proportion of those assets being comprised of loan balances due to strong organic loan growth.
•	The yield on interest-earning assets increased 27 basis points to 4.51% over the prior year’s first quarter primarily driven by higher loan yields.
•	The cost of interest-bearing liabilities decreased two basis points from 1.77% in the first quarter of 2024 to 1.75% in the first quarter of 2025 including an 18 basis point decrease in the average borrowing rate, partially offset by a three basis point increase in the average interest-bearing deposit rate.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, both increased by four basis points. The cost of funds decreased five basis points, including a nine basis point decrease in the cost of interest-bearing liabilities, while the yield on interest-earning assets decreased one basis point. The decrease in the cost of interest-bearing liabilities included a nine basis point decrease in the average interest-bearing deposit rate and a six basis point increase in the average borrowing rate.

Noninterest Revenues

The Company’s banking and non-banking financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams generated 38.6% of total revenues in the first quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, were $19.1 million for the first quarter of 2025, an increase of $0.9 million, or 4.7%, from the first quarter of 2024 and a decrease of $1.0 million, or 4.8%, from the fourth quarter of 2024. The increase from the prior year’s first quarter was primarily due to an increase in mortgage banking revenues as sales of secondary market eligible residential mortgage loans rose in the current year. The decrease from the linked fourth quarter was driven by lower deposit service charges and fees due in part to two less days in the first quarter of 2025.
•	Employee benefit services revenues for the first quarter of 2025 were $32.6 million, an increase of $0.9 million, or 2.9%, in comparison to the first quarter of 2024 and a decrease of $1.3 million, or 3.9%, from the fourth quarter of 2024. The increase from the first quarter of 2024 was driven by new customers and increases in total participants under administration. The decrease from the linked fourth quarter reflected lower average market values of assets under administration.
•	Insurance services revenues for the first quarter of 2025 were $14.2 million, which represents a $3.1 million, or 27.8%, increase versus the prior year’s first quarter and a $2.0 million, or 16.6%, increase from the fourth quarter of 2024. The increases were primarily due to higher contingent commission revenues and revenue growth from acquisitions.
•	Wealth management services revenues for the first quarter of 2025 totaled $9.9 million, an increase of $0.7 million, or 7.1%, from the first quarter of 2024 and were consistent with the fourth quarter of 2024. The increase from the prior year’s first quarter was reflective of an increase in assets under management over the last twelve months and an increase in investment advisory customer accounts.

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $125.3 million in total noninterest expenses in the first quarter of 2025, compared to $118.1 million of total noninterest expenses in the prior year’s first quarter. The $7.2 million, or 6.1%, increase between the periods was mainly driven by higher salaries and employee benefits, data processing and communications and occupancy and equipment expenses.
•	Salaries and employee benefits expenses increased $3.4 million, or 4.6%, primarily driven by merit and market-related increases in employee wages and incentive compensation.
•	Data processing and communications expenses increased $1.8 million, or 12.4%, reflective of the Company’s continued investment in customer-facing and back-office technologies.
•	Occupancy and equipment expenses increased $1.3 million, or 11.8%, primarily due to higher winter weather-related property maintenance costs.
•	The effective tax rate for the first quarter of 2025 was 22.8%, down from 22.9% in the first quarter of 2024. Excluding the impact of tax benefits related to stock-based compensation activity and amortization of income tax credit investments, the effective tax rate for the first quarter of 2025 was 23.1%, up from 22.0% for the prior year’s first quarter due to a higher projection of full-year pre-tax income and a decrease in the proportion of nontaxable interest income to total interest income.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $16.76 billion at March 31, 2025, representing a $905.6 million, or 5.7%, increase from one year prior and a $378.3 million, or 2.3%, increase from the end of 2024. The increase in the Company’s total assets during the last 12 months was primarily driven by organic interest-earning asset growth while the increase from December 31, 2024 was reflective of higher cash and cash equivalents balances due to net deposit inflows.
•	At March 31, 2025, the Company’s readily available sources of liquidity totaled $5.94 billion, including unrestricted cash and cash equivalents balances of $512.9 million, investment securities unpledged as collateral totaling $1.40 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.34 billion and $2.69 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The Company’s readily available sources of liquidity represent 254% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits at March 31, 2025.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 83% of total ending deposits at March 31, 2025.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at March 31, 2025 of $13.89 billion were $450.3 million, or 3.4%, higher than the end of 2024 due to seasonal inflows of governmental deposit balances. Ending deposits were $540.0 million, or 4.0%, higher than one year prior primarily driven by higher governmental deposit balances reflective of competitive offerings and expansion of governmental deposit relationships as part to the Company’s business development efforts.
•	Ending borrowings of $862.0 million at March 31, 2025, which included $586.9 million of fixed rate Federal Home Loan Bank of New York term borrowings, $266.6 million of customer repurchase agreements and $8.5 million of finance lease liabilities, decreased $136.8 million, or 13.7%, from the end of 2024 and increased $179.7 million, or 26.3%, from one year prior which supplemented the funding of loan growth over the past year.
•	The Company’s average cost of funds increased two basis points, from 1.31% in the first quarter of 2024 to 1.33% in the first quarter of 2025, but decreased five basis points from the fourth quarter of 2024.
•	The quarterly average cost of total deposits of 1.17% decreased six basis points from the fourth quarter of 2024 and was up three basis points from one year earlier, but remained comparatively low relative to the industry.
•	64% of the Company’s total deposits were in no and low rate checking and savings accounts at the end of the first quarter of 2025. Time deposit accounts represented 15% of the Company’s total deposits at the end of the first quarter of 2025, consistent with March 31, 2024 and a decrease of one percentage point from the end of 2024.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified with credit quality remaining a central priority. Despite the recent slight decline in certain asset quality metrics, including net charge-offs and delinquent and nonperforming loans, these levels remain relatively low compared to the banking industry, reflecting the Company’s robust risk management practices and credit quality standards.

•	Ending loans at March 31, 2025 of $10.42 billion were $11.2 million, or 0.1%, lower than December 31, 2024 and $537.6 million, or 5.4%, higher than one year prior. The increase from one year prior was driven by net organic growth in the overall business and consumer lending portfolios while the decrease from December 31, 2024 was primarily attributable to a net reduction in the consumer indirect portfolio.
•	At March 31, 2025, the Company’s allowance for credit losses totaled $82.8 million, or 0.79% of total loans outstanding, compared to $79.1 million, or 0.76% of total loans outstanding, at December 31, 2024 and $70.1 million, or 0.71% of total loans outstanding, at March 31, 2024.
•	The Company recorded a $6.7 million provision for credit losses during the first quarter of 2025 primarily due to a net reserve build in the business lending portfolio reflective of a $3.8 million increase for a specific reserve on one non-owner occupied CRE loan relationship placed on nonaccrual status during the fourth quarter of 2023 and increased economic uncertainty. While certain macroeconomic concerns persist related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 191% of total bank-level regulatory capital.
•	The Company recorded net charge-offs of $3.2 million, or an annualized 0.13% of average loans, in the first quarter of 2025 compared to net charge-offs of $2.8 million, or an annualized 0.12% of average loans, in the first quarter of 2024 and net charge-offs of $3.2 million, or an annualized 0.12% of average loans, in the fourth quarter of 2024.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.29% at the end of the first quarter of 2025. This compares to 0.93% at March 31, 2024 and 1.24% at December 31, 2024.
•	At March 31, 2025, nonperforming (90 or more days delinquent and non-accruing) loans were $75.0 million, or 0.72% of total loans outstanding compared to $73.4 million, or 0.70% of total loans outstanding at December 31, 2024 and $49.5 million, or 0.50% of total loans outstanding one year earlier. The increase in nonperforming loans from one year earlier was primarily attributable to an increase in nonaccrual business lending loan balances, driven largely by the performance of three relationships.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At March 31, 2025, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.83 billion at March 31, 2025 was $177.1 million, or 10.7%, higher than one year ago, primarily due to a $94.7 million increase in retained earnings and a $69.4 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $71.2 million, or 4.0%, from December 31, 2024, primarily driven by a $42.9 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $25.3 million increase in retained earnings.
•	The Company’s shareholders’ equity to assets ratio was 10.94% at March 31, 2025, up from 10.45% at March 31, 2024 and 10.76% at December 31, 2024.
•	The Company’s tier 1 leverage ratio of 9.29% at March 31, 2025 increased 28 basis points from one year earlier and increased 10 basis points from December 31, 2024, remaining substantially above the regulatory well-capitalized standard of 5.0%.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.15% at March 31, 2025, up from 5.32% a year earlier and from 5.83% at December 31, 2024. Tangible equity (non-GAAP) increased $180.4 million, or 22.6%, from one year prior due to the aforementioned increase in retained earnings and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Tangible assets (non-GAAP) increased $908.9 million, or 6.1%, from the prior year due primarily to interest-earning asset growth.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2024 marked the 32nd consecutive year of dividend increases for the Company.

•	During the first quarter of 2025, the Company declared a quarterly cash dividend of $0.46 per share on its common stock, up 2.2% from the $0.45 dividend declared in the first quarter of 2024, representing an annualized yield of 3.3% based upon on the $55.65 closing price of the Company’s stock on April 28, 2025.
•	In December 2024, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2025. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. No shares were repurchased pursuant to the 2025 stock repurchase program in the first quarter of 2025.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, April 29, 2025, to discuss the first quarter 2025 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/OyoNkJ8Q5nX.

This earnings release, including supporting financial tables, is also available within the news section of the Company's investor relations website at: https://communityfinancialsystem.com/news/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 66 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit www.communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at www.communityfinancialsystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings
Loan income	$142,904	$144,638	$140,472	$133,159	$127,498
Investment income	24,743	25,293	23,428	23,879	25,161
Total interest income	167,647	169,931	163,900	157,038	152,659
Interest expense	47,435	49,958	51,155	47,629	45,669
Net interest income	120,212	119,973	112,745	109,409	106,990
Provision for credit losses	6,690	6,208	7,709	2,708	6,148
Net interest income after provision for credit losses	113,522	113,765	105,036	106,701	100,842
Deposit service and other banking fees	18,108	19,315	19,537	17,364	17,907
Mortgage banking	998	746	1,055	2,275	345
Employee benefit services	32,622	33,950	33,215	32,118	31,698
Insurance services	14,201	12,181	13,652	13,307	11,109
Wealth management services	9,862	9,875	8,892	8,691	9,210
Loss on sales of investment securities	0	0	(255)	(232)	0
Unrealized gain on equity securities	245	247	101	867	16
Total noninterest revenues	76,036	76,314	76,197	74,390	70,285
Salaries and employee benefits	76,442	76,247	78,022	73,447	73,063
Data processing and communications	16,122	16,327	15,894	15,274	14,348
Occupancy and equipment	12,698	10,995	10,586	10,715	11,362
Business development and marketing	3,130	4,510	4,365	4,139	3,045
Legal and professional fees	4,849	3,800	3,723	3,459	4,341
Amortization of intangible assets	3,482	3,437	3,369	3,877	3,576
Other	8,567	10,223	8,244	8,088	8,349
Total noninterest expenses	125,290	125,539	124,203	118,999	118,084
Income before income taxes	64,268	64,540	57,030	62,092	53,043
Income taxes	14,654	14,747	13,129	14,177	12,171
Net income	$49,614	$49,793	$43,901	$47,915	$40,872
Basic earnings per share	$0.94	$0.94	$0.83	$0.91	$0.77
Diluted earnings per share	$0.93	$0.94	$0.83	$0.91	$0.76
Profitability (GAAP)
Return on assets (GAAP)	1.22%	1.21%	1.09%	1.22%	1.04%
Return on equity (GAAP)	11.28%	11.27%	10.21%	11.79%	9.78%
Noninterest revenues/total revenues (GAAP)	38.7%	38.9%	40.3%	40.5%	39.6%
Efficiency ratio (GAAP)	63.8%	64.0%	65.7%	64.7%	66.6%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.28%	1.29%	1.16%	1.29%	1.11%
Operating return on equity (non-GAAP)	11.84%	11.99%	10.85%	12.43%	10.47%
Return on tangible equity (non-GAAP)	21.69%	21.97%	20.53%	24.90%	19.94%
Operating return on tangible equity (non-GAAP)	22.76%	23.36%	21.80%	26.25%	21.36%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	38.5%	38.6%	40.2%	40.1%	39.4%
Operating efficiency ratio (non-GAAP)	61.9%	61.8%	63.6%	62.5%	64.1%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.58%	5.58%	5.51%	5.38%	5.25%
Cash equivalents yield	4.30%	4.71%	4.90%	5.10%	5.39%
Investment yield	2.11%	2.15%	2.05%	2.11%	2.02%
Earning asset yield	4.51%	4.52%	4.43%	4.35%	4.24%
Interest-bearing deposit rate	1.59%	1.68%	1.69%	1.68%	1.56%
Borrowing rate	3.63%	3.57%	4.08%	3.71%	3.81%
Cost of all interest-bearing funds	1.75%	1.84%	1.93%	1.83%	1.77%
Cost of total deposits	1.17%	1.23%	1.23%	1.23%	1.14%
Cost of funds (includes noninterest-bearing deposits)	1.33%	1.38%	1.44%	1.37%	1.31%
Net interest margin	3.21%	3.17%	3.03%	3.01%	2.95%
Net interest margin (FTE) (non-GAAP)	3.24%	3.20%	3.05%	3.04%	2.98%
Fully tax-equivalent adjustment (non-GAAP)	$894	$882	$872	$953	$1,014
Average Balances
Loans	$10,402,985	$10,331,217	$10,155,343	$9,969,462	$9,788,707
Cash equivalents	130,649	93,910	38,481	48,872	230,299
Taxable investment securities	4,211,921	4,187,538	4,165,783	4,119,882	4,071,256
Nontaxable investment securities	419,746	423,323	436,762	466,757	488,381
Total interest-earning assets	15,165,301	15,035,988	14,796,369	14,604,973	14,578,643
Total assets	16,439,357	16,324,320	16,058,219	15,778,974	15,796,867
Interest-bearing deposits	10,051,681	9,871,799	9,537,203	9,679,296	9,462,083
Borrowings	910,172	915,475	1,030,199	785,946	936,588
Total interest-bearing liabilities	10,961,853	10,787,274	10,567,402	10,465,242	10,398,671
Noninterest-bearing deposits	3,519,962	3,603,416	3,611,755	3,534,516	3,570,902
Shareholders' equity	1,783,646	1,757,467	1,709,791	1,633,875	1,681,211
Balance Sheet Data
Cash and cash equivalents	$518,021	$197,004	$346,110	$201,493	$338,381
Investment securities	4,301,343	4,218,386	4,287,551	4,166,562	4,152,114
Loans:
Business lending	4,540,002	4,505,178	4,391,629	4,294,173	4,220,199
Consumer mortgage	3,504,151	3,489,780	3,427,317	3,368,166	3,317,467
Consumer indirect	1,707,938	1,767,655	1,780,586	1,723,002	1,716,028
Home equity	481,248	477,425	460,964	452,013	446,056
Consumer direct	187,802	192,327	191,178	186,503	183,750
Total loans	10,421,141	10,432,365	10,251,674	10,023,857	9,883,500
Allowance for credit losses	82,840	79,114	76,167	71,442	70,091
Goodwill and intangible assets, net	900,332	901,471	900,623	905,780	904,439
Other assets	706,299	715,932	694,909	680,566	650,327
Total assets	16,764,296	16,386,044	16,404,700	15,906,816	15,858,670
Deposits:
Noninterest-bearing	3,526,485	3,557,219	3,586,845	3,649,389	3,554,686
Non-maturity interest-bearing	8,215,773	7,707,037	7,704,925	7,446,935	7,835,543
Time	2,149,789	2,177,451	2,184,401	2,041,564	1,961,793
Total deposits	13,892,047	13,441,707	13,476,171	13,137,888	13,352,022
Customer repurchase agreements	266,581	261,553	317,448	215,453	287,241
Other borrowings	595,455	737,312	630,970	716,721	395,122
Accrued interest and other liabilities	176,138	182,637	195,164	166,574	167,330
Total liabilities	14,930,221	14,623,209	14,619,753	14,236,636	14,201,715
Shareholders' equity	1,834,075	1,762,835	1,784,947	1,670,180	1,656,955
Total liabilities and shareholders' equity	16,764,296	16,386,044	16,404,700	15,906,816	15,858,670

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	10.94%	10.76%	10.88%	10.50%	10.45%
Tangible equity/tangible assets (non-GAAP)	6.15%	5.83%	5.97%	5.38%	5.32%
Tier 1 leverage ratio	9.29%	9.19%	9.12%	9.07%	9.01%
Loan-to-deposit ratio	75.0%	77.6%	76.1%	76.3%	74.0%
Diluted weighted average common shares outstanding	53,130	53,078	52,911	52,935	53,467
Period end common shares outstanding	52,836	52,668	52,546	52,523	52,765
Cash dividends declared per common share	$0.46	$0.46	$0.46	$0.45	$0.45
Book value (GAAP)	$34.71	$33.47	$33.97	$31.80	$31.40
Tangible book value (non-GAAP)	$18.52	$17.20	$17.66	$15.41	$15.12
Common stock price at quarter-end	$56.86	$61.68	$58.07	$47.21	$48.03
Asset Quality
Nonaccrual loans	$69,051	$66,387	$59,013	$47,407	$44,904
Accruing loans 90+ days delinquent	5,928	7,000	3,833	3,106	4,554
Total nonperforming loans	74,979	73,387	62,846	50,513	49,458
Other real estate owned (OREO)	2,746	2,781	2,279	1,662	1,742
Total nonperforming assets	77,725	76,168	65,125	52,175	51,200
Net charge-offs	3,229	3,211	2,772	1,286	2,840
Allowance for credit losses/loans outstanding	0.79%	0.76%	0.74%	0.71%	0.71%
Nonperforming loans/loans outstanding	0.72%	0.70%	0.61%	0.50%	0.50%
Allowance for credit losses/nonperforming loans	110%	108%	121%	141%	142%
Net charge-offs/average loans	0.13%	0.12%	0.11%	0.05%	0.12%
Delinquent loans/ending loans	1.29%	1.24%	1.07%	0.95%	0.93%
Provision for credit losses/net charge-offs	207%	193%	278%	211%	216%
Nonperforming assets/total assets	0.46%	0.46%	0.40%	0.33%	0.32%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$49,614	$49,793	$43,901	$47,915	$40,872
Income taxes	14,654	14,747	13,129	14,177	12,171
Income before income taxes	64,268	64,540	57,030	62,092	53,043
Provision for credit losses	6,690	6,208	7,709	2,708	6,148
Pre-tax, pre-provision net revenue (non-GAAP)	70,958	70,748	64,739	64,800	59,191
Acquisition expenses	1	8	66	104	35
Acquisition-related contingent consideration adjustments	0	400	(156)	0	0
Litigation accrual	(50)	(83)	102	0	119
Loss on sales of investment securities	0	0	255	232	0
Unrealized gain on equity securities	(245)	(247)	(101)	(867)	(16)
Amortization of intangible assets	3,482	3,437	3,369	3,877	3,576
Operating pre-tax, pre-provision net revenue (non-GAAP)	$74,146	$74,263	$68,274	$68,146	$62,905

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.93	$0.94	$0.83	$0.91	$0.76
Income taxes	0.28	0.28	0.25	0.26	0.23
Income before income taxes	1.21	1.22	1.08	1.17	0.99
Provision for credit losses	0.12	0.11	0.15	0.06	0.12
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.33	1.33	1.23	1.23	1.11
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized gain on equity securities	0.00	0.00	0.00	(0.01)	0.00
Amortization of intangible assets	0.07	0.07	0.06	0.07	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.40	$1.40	$1.29	$1.29	$1.18

Operating net income (non-GAAP)
Net income (GAAP)	$49,614	$49,793	$43,901	$47,915	$40,872
Acquisition expenses	1	8	66	104	35
Tax effect of acquisition expenses	0	(1)	(15)	(23)	(8)
Subtotal (non-GAAP)	49,615	49,800	43,952	47,996	40,899
Acquisition-related contingent consideration adjustments	0	400	(156)	0	0
Tax effect of acquisition-related contingent consideration adjustments	0	(41)	35	0	0
Subtotal (non-GAAP)	49,615	50,159	43,831	47,996	40,899
Litigation accrual	(50)	(83)	102	0	119
Tax effect of litigation accrual	12	8	(23)	0	(26)
Subtotal (non-GAAP)	49,577	50,084	43,910	47,996	40,992
Loss on sales of investment securities	0	0	255	232	0
Tax effect of loss on sales of investment securities	0	0	(58)	(52)	0
Subtotal (non-GAAP)	49,577	50,084	44,107	48,176	40,992
Unrealized gain on equity securities	(245)	(247)	(101)	(867)	(16)
Tax effect of unrealized gain on equity securities	57	25	23	193	4
Subtotal (non-GAAP)	49,389	49,862	44,029	47,502	40,980
Amortization of intangible assets	3,482	3,437	3,369	3,877	3,576
Tax effect of amortization of intangible assets	(804)	(350)	(762)	(864)	(787)
Operating net income (non-GAAP)	$52,067	$52,949	$46,636	$50,515	$43,769

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.93	$0.94	$0.83	$0.91	$0.76
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.93	0.94	0.83	0.91	0.76
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.93	0.94	0.83	0.91	0.76
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.93	0.94	0.83	0.91	0.76
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.93	0.94	0.83	0.91	0.76
Unrealized gain on equity securities	0.00	0.00	0.00	(0.01)	0.00
Tax effect of unrealized gain on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.93	0.94	0.83	0.90	0.76
Amortization of intangible assets	0.07	0.07	0.06	0.07	0.07
Tax effect of amortization of intangible assets	(0.02)	(0.01)	(0.01)	(0.02)	(0.01)
Operating diluted earnings per share (non-GAAP)	$0.98	$1.00	$0.88	$0.95	$0.82

Return on assets
Net income (GAAP)	$49,614	$49,793	$43,901	$47,915	$40,872
Average total assets	16,439,357	16,324,320	16,058,219	15,778,974	15,796,867
Return on assets (GAAP)	1.22%	1.21%	1.09%	1.22%	1.04%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$52,067	$52,949	$46,636	$50,515	$43,769
Average total assets	16,439,357	16,324,320	16,058,219	15,778,974	15,796,867
Operating return on assets (non-GAAP)	1.28%	1.29%	1.16%	1.29%	1.11%

Return on equity
Net income (GAAP)	$49,614	$49,793	$43,901	$47,915	$40,872
Average total equity	1,783,646	1,757,467	1,709,791	1,633,875	1,681,211
Return on equity (GAAP)	11.28%	11.27%	10.21%	11.79%	9.78%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$52,067	$52,949	$46,636	$50,515	$43,769
Average total equity	1,783,646	1,757,467	1,709,791	1,633,875	1,681,211
Operating return on equity (non-GAAP)	11.84%	11.99%	10.85%	12.43%	10.47%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$120,212	$119,973	$112,745	$109,409	$106,990
Total average interest-earning assets	15,165,301	15,035,988	14,796,369	14,604,973	14,578,643
Net interest margin	3.21%	3.17%	3.03%	3.01%	2.95%

Net interest margin (FTE) (non-GAAP)
Net interest income	$120,212	$119,973	$112,745	$109,409	$106,990
Fully tax-equivalent adjustment (non-GAAP)	894	882	872	953	1,014
Fully tax-equivalent net interest income (non-GAAP)	121,106	120,855	113,617	110,362	108,004
Total average interest-earning assets	15,165,301	15,035,988	14,796,369	14,604,973	14,578,643
Net interest margin (FTE) (non-GAAP)	3.24%	3.20%	3.05%	3.04%	2.98%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$76,036	$76,314	$76,197	$74,390	$70,285
Loss on sales of investment securities	0	0	255	232	0
Unrealized gain on equity securities	(245)	(247)	(101)	(867)	(16)
Total operating noninterest revenues (non-GAAP)	$75,791	$76,067	$76,351	$73,755	$70,269

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$125,290	$125,539	$124,203	$118,999	$118,084
Acquisition expenses	(1)	(8)	(66)	(104)	(35)
Acquisition-related contingent consideration adjustments	0	(400)	156	0	0
Litigation accrual	50	83	(102)	0	(119)
Amortization of intangible assets	(3,482)	(3,437)	(3,369)	(3,877)	(3,576)
Total operating noninterest expenses (non-GAAP)	$121,857	$121,777	$120,822	$115,018	$114,354

Operating revenues (non-GAAP)
Net interest income (GAAP)	$120,212	$119,973	$112,745	$109,409	$106,990
Noninterest revenues (GAAP)	76,036	76,314	76,197	74,390	70,285
Total revenues (GAAP)	196,248	196,287	188,942	183,799	177,275
Loss on sales of investment securities	0	0	255	232	0
Unrealized gain on equity securities	(245)	(247)	(101)	(867)	(16)
Total operating revenues (non-GAAP)	$196,003	$196,040	$189,096	$183,164	$177,259

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$76,036	$76,314	$76,197	$74,390	$70,285
Total revenues (GAAP) – denominator	196,248	196,287	188,942	183,799	177,275
Noninterest revenues/total revenues (GAAP)	38.7%	38.9%	40.3%	40.5%	39.6%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$75,791	$76,067	$76,351	$73,755	$70,269
Total operating revenues (non-GAAP)	196,003	196,040	189,096	183,164	177,259
Fully tax-equivalent adjustment (non-GAAP)	894	882	872	953	1,014
Total operating revenues (FTE) (non-GAAP) – denominator	196,897	196,922	189,968	184,117	178,273
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	38.5%	38.6%	40.2%	40.1%	39.4%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$125,290	$125,539	$124,203	$118,999	$118,084
Total revenues (GAAP) – denominator	196,248	196,287	188,942	183,799	177,275
Efficiency ratio (GAAP)	63.8%	64.0%	65.7%	64.7%	66.6%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$121,857	$121,777	$120,822	$115,018	$114,354
Total operating revenues (FTE) (non-GAAP) - denominator	196,897	196,922	189,968	184,117	178,273
Operating efficiency ratio (non-GAAP)	61.9%	61.8%	63.6%	62.5%	64.1%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$16,764,296	$16,386,044	$16,404,700	$15,906,816	$15,858,670
Goodwill and intangible assets, net	(900,332)	(901,471)	(900,623)	(905,780)	(904,439)
Deferred taxes on goodwill and intangible assets, net	44,644	44,618	43,832	44,921	45,433
Total tangible assets (non-GAAP)	$15,908,608	$15,529,191	$15,547,909	$15,045,957	$14,999,664

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,834,075	$1,762,835	$1,784,947	$1,670,180	$1,656,955
Goodwill and intangible assets, net	(900,332)	(901,471)	(900,623)	(905,780)	(904,439)
Deferred taxes on goodwill and intangible assets, net	44,644	44,618	43,832	44,921	45,433
Total tangible common equity (non-GAAP)	$978,387	$905,982	$928,156	$809,321	$797,949

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,834,075	$1,762,835	$1,784,947	$1,670,180	$1,656,955
Total assets (GAAP) – denominator	16,764,296	16,386,044	16,404,700	15,906,816	15,858,670
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.94%	10.76%	10.88%	10.50%	10.45%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$978,387	$905,982	$928,156	$809,321	$797,949
Total tangible assets (non-GAAP) - denominator	15,908,608	15,529,191	15,547,909	15,045,957	14,999,664
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.15%	5.83%	5.97%	5.38%	5.32%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$49,614	$49,793	$43,901	$47,915	$40,872
Average shareholders’ equity	1,783,646	1,757,467	1,709,791	1,633,875	1,681,211
Average goodwill and intangible assets, net	(900,530)	(900,118)	(903,281)	(905,134)	(902,215)
Average deferred taxes on goodwill and intangible assets, net	44,631	44,225	44,376	45,177	45,315
Average tangible common equity (non-GAAP)	927,747	901,574	850,886	773,918	824,311
Return on tangible equity (non-GAAP)	21.69%	21.97%	20.53%	24.90%	19.94%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$52,067	$52,949	$46,636	$50,515	$43,769
Average tangible common equity (non-GAAP)	927,747	901,574	850,886	773,918	824,311
Operating return on tangible equity (non-GAAP)	22.76%	23.36%	21.80%	26.25%	21.36%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,834,075	$1,762,835	$1,784,947	$1,670,180	$1,656,955
Period end common shares outstanding – denominator	52,836	52,668	52,546	52,523	52,765
Book value (GAAP)	$34.71	$33.47	$33.97	$31.80	$31.40

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$978,387	$905,982	$928,156	$809,321	$797,949
Period end common shares outstanding – denominator	52,836	52,668	52,546	52,523	52,765
Tangible book value (non-GAAP)	$18.52	$17.20	$17.66	$15.41	$15.12

	2025	2024
	1st Qtr	4th Qtr	1st Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$67,456	$68,055	$56,757
Unrealized gain on equity securities	245	247	16
Amortization of intangible assets	(3,482)	(3,437)	(3,576)
Litigation accrual	50	83	(119)
Acquisition-related contingent consideration adjustments	0	(400)	0
Acquisition expenses	(1)	(8)	(35)
Total consolidated income before income taxes	$64,268	$64,540	$53,043

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